UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2013

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GAIN Capital Holdings, Inc. (the “Company”) approved the following annual base salaries for 2013 and target cash bonuses attributable to 2013 performance for the named executive officers of the Company as set forth below:

Name	Position	Annual Base Salary	Target Cash Bonus
Glenn H. Stevens	President, Chief Executive Officer and Director	$650,000	$1,450,000

Daryl Carlough	Interim Chief Financial Officer and Treasurer	$210,000	$ 70,000

Timothy O’Sullivan	Global Head of Trading	$275,000	$ 450,000

Jeffrey Scott	Chief Commercial Officer	$325,000	$ 200,000

Diego Rotsztain	General Counsel and Secretary	$325,000	$ 200,000

The target cash bonuses for 2013 were established based on recommendations made by the Company’s CEO and approved by the Compensation Committee. The actual amounts to be paid in respect of the target cash bonuses will depend on the achievement by the Company of its corporate goals and objectives, the achievement by the executive officer of his individual goals during 2013 and the Compensation Committee’s evaluation of the performance of each executive officer.

Item 7.01	Regulation FD Disclosure.

On February 28, 2013, the Company’s Board of Directors approved a quarterly dividend of $0.05 per share, to be paid on March 21, 2013 to shareholders of record as of March 12, 2013.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/: Daryl J. Carlough
Name:	Daryl J. Carlough
Title:	Interim Chief Financial Officer